UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/08/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On July 8, 2005, CellStar Corporation (the "Company") entered into indemnification agreements with directors Dale Kelser, John L. ("J.L.") Jackson, Jere Thompson and Dr. Da Hsuan Feng; and Robert Kaiser, its Chairman and Chief Executive Officer, Elaine Flud Rodriguez, its Senior Vice President, General Counsel and Secretary, and Raymond Durham, its Senior Vice President and Chief Financial Officer. The agreements provide that the Company will indemnify, to the fullest extent permitted by applicable law, an indemnitee against direct and indirect costs incurred in connection with a proceeding, as such term is defined in the agreement, and the enforcement of the indemnitee's rights under the agreement, as well as liabilities incurred as a result of the indemnitee's position with the Company or due to any action taken or failure to act by the indemnitee or on his or her behalf. Each of the agreements is identical as to form and substance.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the form of indemnification agreement. The form of indemnification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Form of CellStar Corporation Indemnification Agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: July 13, 2005.	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of CellStar Corporation Indemnification Agreement.